EXCLUSIVE DISTRIBUTION AND LICENSING AGREEMENT
                 ----------------------------------------------


         1.       PARTIES:

                  A. Agro Comercial Fumageira, S.A. and Suerdieck Charutos e Cigarrilhas Ltda., respectively, a corporation and a limited liability company registered in the State of Bahia under the laws of the Federal Republic of Brazil (collectively, the "Suerdieck Group").

                  B. U.S. Cigar Distributors, Inc. ("U.S. Cigar") has its principal place of business at 6910 Barquera Street, Coral Gables, Florida 33146.

         2.       PRODUCTS:

                  The Suerdieck Group is engaged in the production, brokering and manufacture of tobacco leaf, cigars, cigarillos and other tobacco products (the "Products).

         3.       EXCLUSIVE TERRITORY:

                  A. Exclusive Territory. The Suerdieck Group hereby grants to U.S. Cigar the exclusive right and all exclusive licenses and use of trademarks necessary to develop and distribute the Products and all products developed by the Suerdieck Group during the term of this Agreement, in the Exclusive Territory described as follows: the United States, Canada and Mexico (the
"Exclusive Territory"). For as long as this Agreement shall continue, the Suerdieck Group shall not appoint another distributor for all or any part of the Exclusive Territory. It is understood by the parties that the rights granted herein do not constitute an assignment of any trademark.

                  B. Options for Additional Exclusive Territories. The Suerdieck Group hereby grants to U.S. Cigar an option, said option to last for a period of five (5) years from the date of this Agreement, to purchase from the Suerdieck Group the rights to Central America, the Caribbean, Russia and other parts of Europe, excluding Germany and Switzerland, as additional exclusive territories (the "Additional Exclusive Territories").

                  C. Nonexclusive Territories. During the term of this Agreement, U.S. Cigar may sell Products in Central America, the Caribbean, Russia and other parts of Europe, excluding Germany and Switzerland on a nonexclusive basis.

         4.       TERM:

                  The term of the distribution and licensing agreement shall be ten years with an automatic five-year extension during which time the parties will negotiate an additional renewal term of ten years. Notice to terminate this agreement at the end of the automatic five year extension period must be given by either party not earlier than the end of the tenth year and not later than 30 months thereafter. In the event of notice of termination hereunder, both parties agree to negotiate the additional renewal term set forth herein in good faith and both parties will continue to honor their obligations under the agreement. In the event that no notice of termination is given hereunder the agreement shall be automatically extended for an additional renewal period of ten (10) years beginning at the end of the five (5) year extension.

         5.       CONSIDERATION:

                  The consideration which U.S. Cigar shall pay to the Suerdieck Group for the rights granted to it herein shall be as follows:

                  A. 550,000 shares of Preferred Stock of U.S. Cigar plus 20% of the outstanding common stock of U.S. Cigar. The Preferred Stock shall contain the following terms and conditions: valuation-$5.00 per share; each share of Preferred Stock shall be convertible into one share of common stock for a period of three years from the date that the U.S. Cigar is listed on either the New York Stock Exchange, the American Stock Exchange or the Small Cap Issues listing or National Market System of the National Association of Securities Dealers Automated Quotation System (the "Listing Date") and in the event that the Listing Date does not occur within two years from the date of this Agreement, then four (4) years from the date of this Agreement; shall have the same dividend rights and voting rights as the common stock; and shall have no liquidation preference.

                  B. L.F. Partners, Inc. ("LFP") shall grant to the Suerdieck Group an option to purchase 1,925,000 shares of the common stock of U.S. Cigar from LFP beginning one year from the date of this Agreement for $.25 per share and after the effective date of an initial public offering of U.S. Cigar, and an option to purchase 1,925,000 shares of the common stock of U.S. Cigar from LFP for $.325 per share, pursuant to the terms and conditions of Stock Option Agreement No. 3.

                  C. The consideration for the exercise of the options for the Additional Exclusive Territory shall be as follows:

                      (i) Central America - the higher of $750,000 or an amount determined by an evaluation provided by an independent expert agreed upon by the parties hereto.

                      (ii) The Caribbean - the higher of $750,000 or an amount determined by an evaluation provided by an independent expert agreed upon by the parties hereto.

                      (iii) Europe - an amount determined by an evaluation provided by an independent expert agreed upon by the parties hereto.

                      (iv) Russia - an amount determined by an evaluation provided by an independent expert agreed upon by the parties hereto.

         6.       ORDERS AND ACCOUNTS:

                  A. The Suerdieck Group agrees that the prices which the Suerdieck Group charges to U.S. Cigar for the Products shall not be in excess of the lowest prices which the Suerdieck Group charges to other distributors. Notwithstanding, it is the intention of the parties hereto that the prices charged hereunder will be comparable to the prices which other companies charge to its distributors for similar tobacco products. The prices charged by the Suerdieck Group will be changed in response to market conditions upon giving at least 90 days notice to U.S. Cigar or notice may be waived by mutual consent.

                  B. The selling price charged by U.S. Cigar for the Products require the approval of the Suerdieck Group, the approval of which shall not be unreasonably withheld. Such selling price shall take into consideration such factors as market conditions and competitive pricing.

                  C. Payment for Products by U.S. Cigar is to be made in United States currency.

                  D. The Suerdieck Group shall furnish to U.S. Cigar information on all inquiries and leads on Products originating in the Exclusive Territory; information on orders, invoices, changes, quotations, complaints, cancellations and similar data which is helpful to U.S. Cigar; information on delivery dates and other important details which may affect the processing and completion of an order; information on new products, changes or deletions of products; information on competition and their techniques.

         7.       QUALITY OF PRODUCTS; RESPONSIBILITIES:

                  A. All responsibilities regarding the quality of products shall be set forth in sales agreements between U.S. Cigar and its customers (the "Sales Agreements"). All Sales Agreements shall require the approval of the Suerdieck Group, the approval of which shall not be unreasonably withheld.

                  B. Notwithstanding that which is contained in Subparagraph A herein, the following responsibilities shall govern as between the Suerdieck Group and U.S. Cigar:

                      (i) Tobacco leaf Products: Generally, the Suerdieck Group shall be responsible for the quality, sorting, bailing and packaging of tobacco leaf Products. It is agreed that most shipments of tobacco leaf Products shall be made directly from the Suerdieck Group to U.S. Cigar's customer. In the event that U.S. Cigar receives such shipment of Products, the Suerdieck Group and U.S. Cigar shall be bound by the same terms and conditions contained in the Sales Agreements as if U.S. Cigar was a customer. In the event of a dispute regarding the quality of tobacco leaf Products with a customer, such dispute shall be handled by the Suerdieck Group until such time that the Suerdieck Group and U.S. Cigar determine that U.S. Cigar has the expertise to handle such matters.

                      (ii) Cigar Products: Generally, the Suerdieck Group shall be responsible for the quality of cigar Products. In the event of a dispute regarding the quality of cigar Products with a customer, such dispute shall be handled by the Suerdieck Group until such time that the Suerdieck Group and U.S. Cigar determine that U.S. Cigar has the expertise to handle such matters. In the event of a dispute with a customer regarding damage to the cigar Products as a result of transportation or other non quality damage, such dispute shall be handled by U.S. Cigar unless the value of the cigar Products in dispute is more than $5000.00 or represents more than 5% of the shipment of such cigar Products, then the Suerdieck Group shall handle such dispute.

                      (iii) U.S. Cigar shall notify the Suerdieck Group in the event that U.S. Cigar is notified by any of its customers of a quality dispute of any Product.

                      (iv) The Suerdieck Group shall notify U.S. Cigar in the event that the Suerdieck Group is notified by any of its customers of a quality dispute of any Product.

                  C. U.S. Cigar shall obtain product liability insurance in a reasonable amount.

         8.       SUBDISTRIBUTORSHIPS IN EXCLUSIVE TERRITORY:

                  U.S. Cigar shall have the right, but not the obligation to establish subdistributorships in the Exclusive Territory. In the event that U.S. Cigar establishes such subdistributorships, the consent of the Suerdieck Group shall be required, the consent of which shall not be unreasonably withheld.

         9.       TRADEMARKS:

                  A. The Suerdieck Group hereby grants to U.S. Cigar a continuing license during the term of this Agreement, to use the Suerdieck name and the names of Suerdieck family members and the trademarks which will be agreed upon within 90 days of this Agreement, which U.S. Cigar will require to sell the Products, with the right for U.S. Cigar to permit U.S. Cigar's subdistributors to use the trademarks in the normal course of business, and all trademarks and trade names acquired for use only with the Products, in connection with the advertising, merchandising, promotion, sale and distribution of the Products, until the termination of this Agreement in accordance with the terms hereof (hereinafter referred to as the "Trademarks"). The license granted hereunder shall be an exclusive license for U.S. Cigar to use the Trademarks in order to advertise, market and sell the Products in the Exclusive Territory. For purposes of this Agreement, the term "Products" shall include all existing and any future Products as defined herein. This grant shall cover all brand names, designs, logos and family names (with the family history and traditions) associated with the Trademarks. It is understood by the parties that the rights granted herein do not constitute an assignment of any trademark.

                  B. Any new Trademarks applied for Products shall be applied by U.S. Cigar on behalf of the Suerdieck Group at the Suerdieck Group's sole expense and such Trademark shall be immediately licensed to U.S. Cigar when obtained.

                  C.  The Suerdieck Group represents and warrants that:

                      (i) The Suerdieck Group owns or holds rights to use the intellectual property rights (e.g., trademarks and tradenames) (the "Intellectual Property Rights") in connection with the Products and the right to manufacture, market, distribute and sell the Products.

                      (ii) The licensing of the Intellectual Property Rights contained herein will not infringe on the Intellectual Property Rights or contracts rights of any third party.

                      (iii) The rights licensed to U.S. Cigar hereunder are subject to no prior assignments, sales or encumbrances that would prevent U.S. Cigar from freely performing under this Agreement.

                  D. U.S. Cigar acknowledges that the Trademarks are the sole property of the Suerdieck Group, that the registration of such names or terms shall remain the sole worldwide right of the Suerdieck Group and that U.S. Cigar has not acquired any right, title or interest in these names or terms other than those specifically granted by this Agreement.

                  E. In the event of any adjudication of bankruptcy or of insolvency under any statute for the relief of debtors or the appointment of a receiver by a court of competent jurisdiction, or the assignment for the benefit of creditors or levy of execution directly involving U.S. Cigar, this licensing agreement contained herein shall thereupon terminate forthwith.

                  F.  Trademark Applications:

                      (i) The Suerdieck Group shall use its best efforts to maintain the Trademarks and maintain the Trademarks at its expense. U.S. Cigar shall cooperate fully with the efforts of the Suerdieck Group to maintain the Trademarks, which efforts shall be at the Suerdieck Group's expense. The Trademarks shall be in the Suerdieck Group's name or such other name as the Suerdieck Group deems appropriate, so long as ownership remains in the Suerdieck Group. At the Suerdieck Group's request, U.S. Cigar shall execute all such documents as are reasonably necessary or expedient to aid the Suerdieck Group in maintaining the Trademarks.

                      (ii) In the event that the Suerdieck Group fails to perform its obligations under this Paragraph, U.S. Cigar shall have the right, in addition to any other remedies for such breach, but not the obligation, to perform such obligations on the Suerdieck Group's behalf, at the Suerdieck Group's expense, and, as may be required by applicable law, in the Suerdieck Group's name. Where necessary and appropriate as determined by the Suerdieck Group in its sole discretion, the Suerdieck Group shall grant to U.S. Cigar such powers-of-attorney as may be necessary or convenient for U.S. Cigar to perform any obligations of U.S. Cigar hereunder, provided however, that if the Suerdieck Group does not grant U.S. Cigar a power-of-attorney necessary to perform a certain obligation of U.S. Cigar hereunder, U.S. Cigar shall be relieved of such obligation.

                  G.  Third Party Claim.

                      (i) Each party hereto shall promptly notify the other in writing of any legal proceeding instituted, or written claim or demand asserted by any third party of which such party becomes aware, with respect to any Trademarks infringement which is alleged to result from the Product (a "Third Party Claim").

                      (ii) The Suerdieck Group shall defend, at its expense, and indemnify and hold U.S. Cigar harmless against any Third Party Claim which may arise, and liability, damage, loss, cost or expense U.S. Cigar may suffer or incur as a result of, or in connection with, such Third Party Claim. U.S. Cigar shall have the right, at its expense, to be represented by counsel of its own choice with respect to, and to participate in any defense, negotiation or settlement of any Third Party Claim. U.S. Cigar shall have the right to approve any settlement of a Third Party Claim, which approval shall not be unreasonably withheld or delayed.

                  H.  Infringement.

                  Each party shall give notice to the other of any infringement or possible infringement by a third party of the Trademarks of which it becomes aware. The Suerdieck Group, in its sole discretion, if requested by U.S. Cigar and after giving reasonable consideration to such request, shall promptly decide whether or not to institute any legal action against the alleged infringers and shall promptly notify U.S. Cigar of its decision. U.S. Cigar shall reasonably cooperate with the Suerdieck Group in any legal action taken by the Suerdieck Group against any party alleged to be infringing the Trademarks, provided that the Suerdieck Group agrees to reimburse U.S. Cigar for its reasonable costs and expenses in providing such cooperation. In the event the Suerdieck Group does not institute action or abate the infringement within 120 days of receipt of notice from U.S. Cigar requesting such action, U.S. Cigar may institute such legal action and the Suerdieck Group agrees to reimburse U.S. Cigar for its reasonable costs and expenses in taking such legal action.

         10.      PROMOTION OF PRODUCTS:

                  A. U.S. Cigar, with the assistance of the Suerdieck Group, shall develop an overall marketing strategy for U.S. Cigar, taking into consideration the availability of Products and the market requirements in the Exclusive Territory. U.S. Cigar, with the assistance of the Suerdieck Group, shall develop a marketing campaign, shall produce advertising and promotional material and shall participate in industry events, smokers, media advertising and other industry related promotional efforts in order to sell the Products. The Suerdieck Group and U.S. Cigar shall share all costs associated with such promotional expenses equally. The marketing campaign and the expenditures shall require the approval of the Suerdieck Group, the approval of which shall not be unreasonably withheld.

                  B. The Suerdieck Group shall furnish to U.S. Cigar, at no cost to U.S. Cigar and in reasonable amounts, all catalogs and other material which the Suerdieck Group issues and makes available.

                  C. The Suerdieck Group shall make available certain members of the Suerdieck family to make personal appearances on a reasonable basis as requested by U.S. Cigar in connection with major regional and national events and smokers held by U.S. Cigar and at major regional and national industry events at no charge to U.S. Cigar.

                  D. U.S. Cigar shall keep the Suerdieck Group properly advised and informed as to the general conditions which pertain to or affect the sale of the Products and provide on a continuous basis to the Suerdieck Group market analyses, sales report breakdowns by region, customer and Product, regional analyses, pricing information and any other data necessary to assist the Suerdieck Group for planning purposes.

         11.      PRODUCTS DEVELOPED BY U.S. CIGAR:

                  A. U.S. Cigar shall have the right, but not the obligation, to research, develop, purchase, secure, use, test and secure trademarks for products not produced or sold by the Suerdieck Group, to sell within or outside the Exclusive Territory. U.S. Cigar does not have to obtain approval of the Suerdieck Group if such products are non tobacco products (not made with tobacco) and do not use any trademarks of the Suerdieck Group, the Suerdieck name or the names of Suerdieck family members as set forth in Paragraph 8. A. herein, and U.S. Cigar may sell such non tobacco products within or without the Exclusive Territory. If such products are tobacco products or are non tobacco products and do use any trademarks of the Suerdieck Group, the Suerdieck Group shall review said products for approval to market such product within the Exclusive Territory and shall separately approve said product for marketing without the Exclusive Territory. The Suerdieck Group may approve said product for marketing within the Exclusive Territory but not without the Exclusive Territory. In the event the Suerdieck Group approves said products, U.S. Cigar may sell said products within and/or without the Exclusive Territory, as the case may be. The approval of the Suerdieck Group required herein may not be arbitrarily withheld. The Suerdieck Group shall have thirty days in which to approve or disapprove a tobacco product hereunder after U.S. Cigar has sent information to the Suerdieck Group regarding the product. In the event that the Suerdieck Group does not approve or disapprove the product in writing submitted by U.S. Cigar within said thirty day period, said product will be deemed to be approved by the Suerdieck Group.

                  B. The rights to the products hereunder and all trademarks developed for said products which do not use any present or future trademarks of the Suerdieck Group, the Suerdieck name or the names of Suerdieck family members shall be the sole property of U.S. Cigar during the term of this Agreement and after termination of this Agreement.

         12.      MINIMUM PRODUCTION AND SALES REQUIREMENTS:

                  A. U.S. Cigar, in conjunction with the Suerdieck Group, will generate a sales forecast (the "Sales Forecast") for U.S. Cigar for the rolling twelve (12) month period beginning 90 days from the end of the month that the forecast is made. The Sales Forecast shall be updated monthly and shall include sales projections for each Product.

                  B. The Suerdieck Group, in conjunction with U.S. Cigar, will generate a production and delivery schedule (the "Production and Delivery Schedules") for U.S. Cigar for the rolling twelve (12) month period beginning 90 days from the end of the month that the forecast is made. The Production and Delivery Schedules shall be updated monthly and shall include production and delivery projections for each Product.

                  C. All orders shall be filled by the Suerdieck Group with reasonable promptness except that in the case of fire, riots, strikes, accidents, acts of God, pests, disease, abnormal climactic conditions or force majeure which unavoidably stopped the making of deliveries, deliveries may be canceled or partially canceled as the case may require upon written notice to U.S. Cigar. Such interruption of deliveries, however, shall not invalidate the remainder of this Agreement but upon removal of the cause of the interruption, deliveries shall be as before.

                  D. After the first year of the term of this Agreement, the Suerdieck Group agrees to supply to U.S. Cigar at least 75% of the Sales Forecast to U.S. Cigar and U.S. Cigar agrees to purchase at least 75% of the amount supplied by the Suerdieck Group hereunder. The Suerdieck Group hereby agrees to indemnify U.S. Cigar for its failure to supply Products as set forth herein except for the reasons stated in subparagraph B. hereunder and U.S. Cigar hereby agrees to indemnify the Suerdieck Group for its failure to purchase Products as set forth herein except for the reasons stated in subparagraph B. hereunder.

         13.      REALLOCATION OF ORDERS:

                  A. In the event that the Suerdieck Group receives an order originating outside the Exclusive Territory and by which shipments of Products are to be made by the Suerdieck Group into the Exclusive Territory, the Suerdieck Group shall immediately turn over said order to U.S. Cigar.

                  B. In the event that U.S. Cigar receives an order originating inside the Exclusive Territory and by which shipments of Products are to be made by U.S. Cigar outside the Exclusive Territory, U.S. Cigar shall immediately turn over said order to the Suerdieck Group.

                  C. In the event that U.S. Cigar exercises its option to purchase any portion of the Additional Exclusive Territory, this Paragraph 13 shall apply to that exercised portion of the Additional Exclusive Territory.

                  D. Each party to this Agreement shall use efforts to monitor the events set forth in this Paragraph 13.

         14.      EXPENSES:

                  Except as set forth in this Agreement, each party shall pay all of its own expenses in connection with this Agreement.

         15.      CONFIDENTIALITY:

                  The parties hereto hereby agree to keep confidential all knowledge, techniques, information of any related sort and agrees not to reveal any information to anyone concerning knowledge which each party hereto has derived from its relationship with the other party hereto.

         16.      TAXES:

                  U.S. Cigar shall pay any and all Federal, state, city and local taxes, fines, penalties and assessments arising out of the operation of U.S. Cigar's business.

         17.      AGENCY:

                  U.S. Cigar is an independent contractor and is not a legal or implied agent of the Suerdieck Group and has no authority to bind the Suerdieck Group as a result of the relationship created by this Agreement. No acts or assistance given by the Suerdieck Group shall be construed to alter the relationship created by this Agreement.

         18.      INDEMNIFICATION:

                  A. U.S. Cigar shall indemnify the Suerdieck Group, and hold the Suerdieck Group harmless from any claims, demands, liabilities, actions, suits or proceedings asserted or claimed by third parties and arising out of the operation of U.S. Cigar's business. This indemnification shall not apply, however, to any indemnitee whose own act or omission has given rise to any such claim, demand, liability, action, suit or proceeding.

                  B. The Suerdieck Group shall indemnify U.S. Cigar, and hold U.S. Cigar harmless from any claims, demands, liabilities, actions, suits or proceedings asserted or claimed by third parties and arising out of the operation of the Suerdieck Group's business. This indemnification shall not apply, however, to any indemnitee whose own act or omission has given rise to any such claim, demand, liability, action, suit or proceeding.

         19.      CODES AND ORDINANCES:

                  U.S. Cigar shall be solely responsible for compliance with all state, municipal and local laws, orders, codes and ordinances applicable to U.S. Cigar's business.

         20.      ASSIGNMENT:

                  This Agreement may not be assigned by U.S. Cigar without the prior consent, in writing, of the Suerdieck Group, which consent shall not be unreasonably withheld.

         21.      WAIVER:

                  Failure by either party to enforce any of the provisions of this Agreement shall not constitute a waiver of that party's rights hereunder.

         22.      TERMINATION:

                  This Agreement shall terminate in the event one of the following contingencies occurs, but in no event shall such termination relieve either party of any of its obligations hereunder:

                           A.  If U.S. Cigar shall fail to meet any  obligations
provided for in this Agreement

                           B.  At the option of the  Suerdieck  Group,  upon the
insolvency or bankruptcy of U.S. Cigar, the making of an assignment for the benefit of creditors, or the appointment of a receiver or trustee of any part of the assets of U.S. Cigar's business.

                           C.  At the option of U.S. Cigar,  upon the insolvency
or bankruptcy of the Suerdieck Group, the making of an assignment for the benefit of creditors, or the appointment of a receiver or trustee of any part of the assets of the Suerdieck Group's business except that a voluntary family trust established by the current owners of the Suerdieck Group in order to hold ownership of the Suerdieck Group shall constitute an event giving an option to U.S. Cigar hereunder.

                           D.  In the event  that this Agreement  is  terminated
hereunder, U.S. Cigar shall have the right to sell the Products in its possession in the Exclusive Territory for a period of six (6) months after the effective date of the termination of this Agreement. A commission of 10% shall be paid to U.S. Cigar in the event that any Products are sold by the Suerdieck Group or another Suerdieck Group U.S. Cigar in the Exclusive Territory during the six month period after the effective date of the termination of this Agreement.

                           E.  Within six (6) months after the effective date of
the termination of this Agreement, U.S. Cigar shall immediately return to the Suerdieck Group at the Suerdieck Group's office or at another location designated by the Suerdieck Group and at Suerdieck Group's expense all of Suerdieck Group's literature, labels, samples, consignment equipment, if any, and supplies in U.S. Cigar's possession. Additionally, the Suerdieck Group shall purchase from U.S. Cigar all Products remaining in U.S. Cigar's possession at the end of the six month period for cost plus any shipping and carrying charges incurred by U.S. Cigar.

                           F.  Unless otherwise  provided herein, termination of
this Agreement shall not affect any liability of either party to the other which accrued prior to the effective date of the termination of this Agreement.

         23.      NOTICE:

                  All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered mail, return receipt requested, with first class postage prepaid:

                  To U.S. Cigar:             c/o Juan A. Vega, Sr.
                                             6910 Barquera St.
                                             Coral Gables, FL 33146

                  With Copy to:              Stewart A. Merkin, Esq.
                                             Merkin, Levin & Iglesias
                                             444 Brickell Ave., Suite 300
                                             Miami, FL 33131

                  To Suerdieck Group:        Geraldo Andreas Meyer Suerdieck
                                             Margem BR 101 Km 223
                                             44.380 - Cruz das Almas, Bahia

                  With Copy to:              Roberto Portella, Esq.
                                             Demarest & Almeida
                                             Al. Campinas, 1070
                                             Sao Paulo, SP  01404-001

         24.      MODIFICATION:

                  This Agreement constitutes the entire Agreement of the parties and may not be modified, except in writing, executed by an authorized officer of the Suerdieck Group.

         25.      GOVERNING LAW:

                  This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         26.      SEPARABILITY:

                  If any provision of this Agreement in any way contravenes the laws of any state or jurisdiction, such provision shall be deemed not to be a part of this Agreement in that jurisdiction, and the parties agree to remain bound by all remaining provisions.

         27.      ARBITRATION:

                  Any dispute arising under this Agreement or with regard to its interpretation shall be submitted for arbitration to the American Arbitration Association in Miami, Florida in accordance with the rules and regulations of said Association.

         28.      SCHEDULE OF AGREEMENTS:

                  This Agreement must be read in conjunction with a Schedule of Agreements which sets forth other agreements which are being entered into simultaneously with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and official seal this 18th day of December, 1996.

Signed and sealed in the               U.S. Cigar Distributors, Inc.,
presence of:

------------------------

------------------------               By: /s/ Juan A. Vega, Sr.
                                          -----------------------------------
                                               Juan A. Vega, Sr., President

                                       Agro Comercial Fumageira, S.A.
------------------------

------------------------               By: /s/ Geraldo Suerdieck
                                          -----------------------------------


                                       Suerdieck Charutos e Cigarrilhas Ltda.
------------------------

------------------------               By: /s/ Geraldo Suerdieck
                                          -----------------------------------





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